CONSENT OF JOHN GRIMES


      The undersigned hereby consents to being named in Capital Bank Corporation's Registration Statement on Form S-4 filed with the Securities and Exchange Commission as a person about to become a director of Capital Bank Corporation.

                                                /s/ John F. Grimes
                                                ---------------------
                                                John F. Grimes

                                                October 15, 1998